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                            SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                            of 1934 (Amendment No. )

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[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-12

                               Wegener Corporation
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                (Name of Registrant as specified in its charter)

   Henry Partners, L.P., Matthew Partners, L.P., Henry Investment Trust, L.P.,
                              Canine Partners, LLC
                      David W. Wright and Jeffrey J. Haas
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     (Name of person(s) filing proxy statement if other than the Registrant)

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FOR IMMEDIATE RELEASE

HENRY PARTNERS, L.P. MAILS PROXY MATERIALS TO ELECT TWO NEW DIRECTORS TO WEGENER'S BOARD

Philadelphia, PA, December 29, 2005 - Henry Partners, L.P. today announced that it is mailing proxy materials to stockholders of Wegener Corporation, (NASDAQ:WGNR) seeking their support for the election of two new directors to the Board of Wegener Corporation at the Annual Meeting of Stockholders scheduled for January 31, 2006.

The nominees are David W. Wright and Jeffrey J. Haas. Mr. Wright is the investment manager of both Henry Partners, L.P. and Matthew Partners, L.P., two private investment partnerships based in Philadelphia, PA, which own a total of 1,000,000 shares or 7.9% of the outstanding stock of Wegener. Professor Haas has served since 2000 as a Professor of Law at New York Law School and specializes in securities regulation, mergers and acquisitions, corporate governance, corporate finance and contract law.

On behalf of Henry Partners, L.P., Mr. Wright stated, "We believe Wegener's operating results are unacceptable. Wegener has lost money on an operating basis in five of the last six fiscal years, and has forecast continued operating losses for the first six months of the current fiscal year. We believe the Wegener Board is accountable to Wegener's stockholders for these results. Therefore, we believe that the time for change has arrived at Wegener and that the most significant way to effect change at Wegener is to change the composition of the Wegener Board."

Mr. Wright continued, "Although stockholders vote each year for directors, they normally are given only one choice - the nominees put forth by the Wegener Board itself. In fact, Wegener is on record as stating that they intend to continue re-nominating incumbent directors. At the upcoming annual meeting, however, we are giving stockholders a choice as to whom they can vote for. We believe it is critical that stockholders have a choice because it is our opinion that the Wegener Board (and the company's direction) is unlikely to change without stockholder support for the Henry nominees."

Henry Partners, L.P. is asking fellow stockholders to support this effort by returning a properly completed, signed and dated GREEN proxy card with a vote FOR the election of the two Henry nominees and a vote FOR the request by Henry that the Wegener Board immediately repeal Wegener's stockholders' rights plan. Henry also urges stockholders not to return any white proxy card sent by Wegener.

Henry Partners, L.P. has retained MacKenzie Partners, Inc. to assist with the solicitation of proxies. Stockholders can contact MacKenzie Partners, Inc. toll-free at (800) 322-2885 or collect at (212) 929-5500 to obtain copies of the proxy statement, proxy card and stockholder letter, or ask questions or request assistance in voting their GREEN proxy card.

Contacts:
Mark Harnett
MacKenzie Partners, Inc.

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212-929-5877

Daniel Passoff
MacKenzie Partners, Inc.
212-378-7062

CERTAIN INFORMATION CONCERNING PARTICIPANTS

HENRY PARTNERS, L.P. ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS RELATING TO THE ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY MATERIALS, WITHOUT CHARGE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR, MACKENZIE PARTNERS, INC., AT ITS TOLL-FREE NUMBER: (800) 322-2885 OR COLLECT AT (212) 929-5500 OR BY E-MAIL AT: PROXY@MACKENZIEPARTNERS.COM.

THE PARTICIPANTS IN THE PROXY SOLICITATION ARE HENRY PARTNERS, L.P., MATTHEW PARTNERS, L.P., HENRY INVESTMENT TRUST, L.P., DAVID W. WRIGHT AND JEFFREY J. HAAS. INFORMATION REGARDING THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IS AVAILABLE IN THE PROXY MATERIALS ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.

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